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                                                                    Exhibit 21.0


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                 BTU Overseas, Limited (Fed. I.D. # 04-2757966)
               BTU Engineering FSC, Inc. (Fed. I.D. # 04-2736403)
                                 BTU Europe LTD
                                    BTU GmbH